EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: Jenny Haynes Vice President Investor Relations (214) 245-3164

ODYSSEY HEALTHCARE REPORTS FOURTH QUARTER, YEAR ENDED 2004
RESULTS

Annual Net Income Increases 12%; Provides 2005 Guidance

      DALLAS, TEXAS (Feb. 22, 2005)—Odyssey HealthCare, Inc. (NASDAQ: ODSY), one of the largest providers of hospice care in the United States, today announced financial results for the year and the fourth quarter ended Dec. 31, 2004.

      Net patient service revenue for the fourth quarter of 2004 increased 16.6 percent to $91.3 million, compared to $78.3 million for the fourth quarter of 2003. Net income for the quarter was $8.8 million, a 2.3 percent increase over the $8.6 million for the corresponding quarter in 2003. Earnings per diluted share were $0.24, an increase of 4.3 percent over the $0.23 for the 2003 fourth quarter, and included a two-cent non-recurring charge related to the executive transition.

      For the year ended Dec. 31, 2004, net patient service revenue grew 27.7 percent to $350.3 million, compared to $274.3 million in 2003. Net income for 2004 was $35.0 million, a 12.1 percent increase over the $31.2 million for 2003. Operating cash flow for 2004 was $47.2 million. Earnings per diluted share for the year were $0.93, a 10.7 percent increase over the $0.84 in 2003.

      The average daily census increased 14.4 percent for the quarter from 6,742 patients in 2003 to 7,710 patients in 2004 and 26.3 percent for the fiscal year from 6,019 patients in 2003 to 7,604 patients in 2004. The average daily census for the month of December 2004 was 7,643. The average length of stay for the quarter was 86 days in 2004, compared to 75 days in 2003, and 80 days in the 2004 fiscal year, compared to 74 days in 2003.

      The company repurchased 1,648,600 shares of its common stock at a cost of $20.3 million (average cost of $12.29 per share) during the three months ended Dec. 31, 2004, and had approximately 35.1 million shares outstanding at Dec. 31, 2004. The company may purchase up to an additional $10 million of common stock under its previously announced stock repurchase program.

      The company estimates earnings per diluted share of 78 cents to 88 cents in 2005. Included in this estimate are increased legal expenses of $1 million and a Medicare cap exposure of approximately $6 million. Also included in this estimate is a charge of $2 million in connection with the acquisition and implementation of a new integrated billing and clinical management and electronic medical records system in 2005. The estimate does not include the impact of expensing stock options under the Financial Accounting Standards Board Statement No. 123R, which will be effective in July 2005.

      During the fourth quarter, the company’s Savannah, Ga., and St. George, Utah, hospice programs were certified to accept Medicare patients.

      Odyssey will host a conference call to discuss the quarter on Wednesday, Feb. 23, 2005, at 9 a. m. (EDT). The call will be broadcast live and can be accessed through the Investor Relations section of the company’s website at www.odsyhealth.com. An online archive of the broadcast, commencing approximately two hours after the live call, will also be available for two weeks.

      Headquartered in Dallas, Texas, Odyssey has 74 Medicare-certified hospice programs in 30 states. In terms of both average daily patient census and number of locations, the company is one of the largest providers of hospice care in the country. Odyssey seeks to improve the quality of life of terminally ill patients and their families by providing care directed at managing pain and other discomforting symptoms and by addressing the psychosocial and spiritual needs of patients and their families.

Certain statements contained in this press release are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements are based on management’s current expectations and are subject to known and unknown risks, uncertainties and assumptions which may cause the forward-looking events and circumstances discussed in this press release to differ materially from those anticipated or implied by the forward-looking statements. Such risks, uncertainties and assumptions include, but are not limited to, general market conditions; adverse changes in reimbursement levels under Medicare and Medicaid program; increases in inflation; adverse changes in the Medicare cap limits and increases in the company’s Medicare cap accrual; the impact of expensing stock options; decline in patient census growth; challenges inherent in and potential changes in the company’s growth and expansion strategy; the ability to attract and retain healthcare professionals; the company’s dependence on patient referral sources and potential adverse changes in patient referral practices of those referral sources; changes in state or federal income, franchise or similar tax laws and regulations; adverse changes in the state and federal licensure and certification laws and regulations; adverse results of regulatory surveys; delays in licensure and/or certification; government and private party legal proceedings and investigations; adverse changes in the competitive environment in which the company operates; and the disclosures contained under the headings “Overview of Government Payments” and “Some Risks Related to Our Business” in“Item 1. Business” of Odyssey’s Annual Report on Form 10-K filed with the Securities and

Exchange Commission on March 11, 2004, and in Odyssey’s most recent report on Form 10-Q and its other filings with the Securities and Exchange Commission. Many of these factors are beyond the ability of the company to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements, which reflect management’s views only as of the date hereof. The company undertakes no obligation to revise or update any of the forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(in thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2004	2003	2004	2003
	(unaudited)	(unaudited)	(unaudited)	(audited)
Net patient service revenue	$91,306	$78,304	$350,276	$274,309
Operating expenses:
Direct hospice care (1)	48,583	42,058	187,891	143,738
General and administrative (1)	25,730	20,645	94,117	73,218
Provision for uncollectible accounts	2,376	940	8,119	4,015
Depreciation	884	663	3,371	2,181
Amortization	181	127	690	361

	77,754	64,433	294,188	223,513

Income from operations	13,552	13,871	56,088	50,796
Other income (expense):
Interest income	163	89	359	390
Interest expense	(48)	—	(118)	(140)

	115	89	241	250

Income before provision for income taxes	13,667	13,960	56,329	51,046
Provision for income taxes	4,887	5,375	21,333	19,839

Net income available to common stockholders	$8,780	$8,585	$34,996	$31,207

Net income per common share:
Basic	$0.24	$0.24	$0.96	$0.87

Diluted	$0.24	$0.23	$0.93	$0.84

Weighted average shares outstanding:
Basic	35,963	36,392	36,445	35,945
Diluted	36,637	37,990	37,551	37,256

(1)	Expenses for 2003 and 2004 reflect a reallocation of employee benefit costs, including payroll taxes, from general and administrative expenses to direct hospice care expenses. See attached “Reallocation of Certain Costs” table for additional information.

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share amounts)

	December 31,	December 31,
	2004	2003
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$24,851	$38,284
Short-term investments	8,407	690
Accounts receivable from patient services, net of allowance for uncollectible accounts of $3,862 and $3,913 at December 31, 2004 and December 31, 2003, respectively	59,376	58,895
Deferred tax assets	30	1,170
Income taxes receivable	1,679	1,961
Other current assets	3,823	3,584

Total current assets	98,166	104,584
Property and equipment, net	7,490	6,435
Goodwill	93,933	66,678
Intangibles, net	4,502	3,105

Total assets	$204,091	$180,802

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,664	$5,414
Accrued compensation	10,331	9,647
Accrued nursing home costs	9,932	9,585
Other accrued expenses	10,975	7,128
Current maturities of long-term debt	5	4

Total current liabilities	34,907	31,778

Long-term debt, less current maturities	9	13
Deferred tax liability	7,095	4,286

Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value:
Authorized shares — 75,000,000
Issued and outstanding shares — 36,750,917 and 36,547,132 at December 31, 2004 and December 31, 2003, respectively	37	37
Additional paid-in capital	95,822	91,365
Deferred compensation	(2,148)	(317)
Retained earnings	88,636	53,640
Treasury stock, at cost, 1,648,600 shares outstanding at December 31, 2004	(20,267)	—

Total stockholders’ equity	162,080	144,725

Total liabilities and stockholders’ equity	$204,091	$180,802

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands, except share amounts)

	Year ended December 31,
	2004	2003
	(unaudited)	(audited)
Operating Activities
Net income	$34,996	$31,207
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,061	2,542
Amortization of debt issue costs and debt discount	68	25
Stock-based compensation	287	409
Deferred tax expense	3,949	3,089
Tax benefit realized for stock option exercises	1,129	6,936
Provision for uncollectible accounts	8,119	4,015
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(8,600)	(26,341)
Other current assets	43	(2,706)
Accounts payable, accrued nursing home costs and other accrued expenses	3,128	8,429

Net cash provided by operating activities	47,180	27,605
Investing Activities
Cash paid for acquisitions and procurement of licenses	(29,106)	(22,469)
Decrease (increase) in short-term investments	(7,717)	(11)
Purchase of property and equipment	(4,403)	(4,775)

Net cash used in investing activities	(41,226)	(27,255)
Financing Activities
Proceeds from issuance of common stock	1,210	5,240
Purchases of treasury stock	(20,267)	—
Payments of debt issue costs	(327)	—
Proceeds from issuance of debt	—	13
Payments on debt	(3)	(270)

Net cash (used in) provided by financing activities	(19,387)	4,983

Net increase (decrease) in cash and cash equivalents	(13,433)	5,333
Cash and cash equivalents, beginning of period	38,284	32,951

Cash and cash equivalents, end of period	$24,851	$38,284

Supplement cash flow information
Interest paid	$34	$125
Income taxes paid	$15,976	$11,513

Reallocation of Certain Costs

      Commencing in the first quarter of 2004, the company reallocated certain employee benefit costs, including payroll taxes, associated with direct patient care from general and administrative expense to direct hospice care expense. The reallocation was made to provide better comparability to the industry. The income statement included in this release reflects the reallocation of 2003 and 2004 expenses. The following table sets forth selected consolidated financial information as a percentage of net patient service revenue for the periods indicated reflecting the reallocation. For all periods, except the three months ended March 31, 2004, the three and six months ended June 30, 2004, the three and nine months ended September 30, 2004 and the three and twelve months ended December 31, 2004, the “Reported” column reflects the percentage of net patient service revenue prior to the reallocation while the “Reallocated” column reflects the percentage of net patient service revenue after the reallocation. For the three months ended March 31, 2004, the three and six months ended June 30, 2004, the three and nine months ended September 30, 2004 and the three and twelve months ended December 31, 2004, the “Reported” column reflects the reallocation effective with that period and the “Without Reallocation” column assumes no reallocation:

	Three Months Ended
	03/31/03		06/30/03		09/30/03		12/31/03
	Reported	Reallocated	Reported	Reallocated	Reported	Reallocated	Reported	Reallocated
Net patient service revenue	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Direct hospice care	48.8	51.1	49.3	52.1	49.4	52.4	51.0	53.7
General and administrative	29.3	27.1	29.4	26.6	29.8	26.8	29.0	26.4
Income from operations	19.7	19.7	18.9	18.9	18.1	18.1	17.7	17.7
Net income	12.0%	12.0%	11.7%	11.7%	11.0%	11.0%	11.0%	11.0%

	Three Months Ended
	03/31/04		06/30/04		09/30/04		12/31/04
	Without	Reported	Without	Reported	Without	Reported	Without	Reported
	Realloc.		Realloc.		Realloc.		Realloc.
Net patient service revenue	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Direct hospice care	52.4	55.9	50.0	53.0	49.6	52.5	50.0	53.2
General and administrative	29.7	26.3	29.4	26.4	29.5	26.6	31.4	28.2
Income from operations	15.2	15.2	17.5	17.5	16.6	16.6	14.8	14.8
Net income	9.3%	9.3%	10.7%	10.7%	10.3%	10.3%	9.6%	9.6%

	Six Months Ended				Nine Months Ended
	06/30/03		06/30/04		09/30/03		09/30/04
	Reported	Reallocated	Without	Reported	Reported	Reallocated	Without	Reported
			Realloc.				Realloc.
Net patient service revenue	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Direct hospice care	49.1	51.6	51.2	54.4	49.2	51.9	50.7	53.8
General and administrative	29.4	26.8	29.6	26.3	29.5	26.8	29.5	26.4
Income from operations	19.2	19.2	16.3	16.3	18.8	18.8	16.4	16.4
Net income	11.8%	11.8%	10.0%	10.0%	11.5%	11.5%	10.1%	10.1%

	Year Ended		Year Ended
	12/31/03		12/31/04
			Without
	Reported	Reallocated	Realloc.	Reported
Net patient service revenue	100.0%	100.0%	100.0%	100.0%
Direct hospice care	49.7	52.4	50.5	53.6
General and administrative	29.3	26.7	30.0	26.9
Income from operations	18.5	18.5	16.0	16.0
Net income	11.4%	11.4%	10.0%	10.0%

END